Exhibit  5.1      Opinion  of     Weed  &  Co.  LLP

September  27,  2006

Board  of     Directors
Island  Residences  Club,  Inc.
1769-203  Jamestown  Road
Williamsburg,  VA  23185

Re:  Form  SB-2  Registration  Statement,  Opinion  and  Consent  of  Counsel

Dear     Members  of     the  Board:


We have acted as counsel to Island Residences Club, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 14,737,000 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), to be sold by the selling stockholders upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2, as amended (the "Registration Statement").

In connection therewith, we have examined copies of the Company's Certificate of Incorporation and Bylaws, as amended, the corporate proceedings with respect to the Shares, and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares to be sold by the selling stockholders by means of the Registration Statement, when sold in accordance with the terms and conditions set forth in the Registration
Statement,  will  be  legally  issued,  fully  paid  and  non-assessable.

We  consent  to  the  filing  of  this opinion as an exhibit to the Registration
Statement and to the use of our name under the caption "Interest of Named Experts and Counsel" in the prospectus included in the Registration Statement.

Very  truly  yours,

/s/Weed & Co.  LLP
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   Weed & Co.  LLP